POWER OF ATTORNEY
I, James C. ("Rad") Weaver, do hereby constitute and appoint each of Brian J. Woram,
Tony Richelieu and David B. Simons, signing singly, as my true and lawful attorney-in-
fact, with full power of substitution for each of them in any and all capacities, with all power and authority:
(1)    to prepare, execute and submit (a) to the United States Securities and Exchange
Commission (the "Commission") in my name and on my behalf all Forms 3, 4 and
5 (including any amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules promulgated thereunder, and (b) in my name and on my behalf any other forms, documents or reports (collectively,
"Reports") that I may be required to submit to the Commission or other government authority as a result of my holdings of or transactions in securities of KB Home;
and
(2)    to do and perform any acts of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in the exercise of any of the rights and powers granted hereunder; it being understood that any Forms 3, 4 and 5 and any Reports prepared, executed or submitted by such attorney-in-fact pursuant to and in accordance with this Power of Attorney shall be in such form and shall contain such terms as such attorney-in-fact may approve in such attorney-in-fact's discretion.
I hereby ratify and confirm all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done pursuant to and in accordance with this Power of Attorney and the rights and powers granted hereunder.  I acknowledge that each such attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is KB Home assuming, any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or any laws or regulations applicable to
Reports.
This Power of Attorney shall continue in full force and effect for so long as I am required to submit Forms 3, 4 or 5 or Reports with respect to my holdings of or transactions in securities of KB Home, unless earlier revoked by me in a signed writing delivered to any attorney-in-fact designated hereunder (or a successor).
IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed and become effective as of the date set forth below.
/s/ JAMES C. ("RAD") WEAVER
James C. ("Rad") Weaver
Dated:  September 22, 2017
Exhibit 24